                                                                     EXHIBIT (H)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1995-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAQ2
                      Class B Certificate CUSIP #25466KAR0


Trust Distribution Date: August 17, 1998 Due Period Ending: July 31, 1998

Pursuant to the Series Supplement dated as of August 1, 1995 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

       Series  1995-2                                        Total          Interest           Principal
              Class A      30 days at 6.550000000%        $5.458333333     $5.458333333        $0.000000000

              Class B      30 days at 6.750000000%         $5.625000000    $5.625000000        $0.000000000


2.     Principal Receivables at the end of the Due Period
       (a)Aggregate Investor Interest                                                    $18,246,305,675.99
          Seller Interest                                                                 $5,100,331,762.00

          Total Master Trust                                                             $23,346,637,437.99


       (b)Group One Investor Interest                                                    $15,696,305,675.99

       (c)Group Two Investor Interest                                                     $2,550,000,000.00

       (d)Series 1995-2 Investor Interest                                                   $526,316,000.00

       (e)Class A Investor Interest                                                         $500,000,000.00

          Class B Investor Interest                                                          $26,316,000.00


3.     Allocation of Receivables Collected During the Due Period

                                                         Finance Charge             Principal        Yield
                                                          Collections              Collections     Collections
       (a)Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation                 $296,997,296.09         $2,774,730,011.35     $0.00

          Seller                                         $38,441,258.33           $359,141,697.88     $0.00

       (b)Group One Allocation                          $255,771,897.76         $2,389,577,178.28     $0.00

       (c)Group Two Allocation                           $41,225,398.33           $385,152,833.07     $0.00

       (d)Series 1995-2 Allocations                       $8,520,139.28            $79,600,341.41     $0.00

       (e)Class A Allocations                             $8,084,069.16            $75,526,308.19     $0.00

          Class B Allocations                               $436,070.12             $4,074,033.22     $0.00

4.     Information Concerning the Series Principal Funding Accounts ("SPFA")

                                    Deposits into the
                                        SPFAs This               SPFA        Deposit Deficit     Investment
                                        Due Period              Balance           Amount           Income

       Series 1995-2                            $0.00             $0.00            0.00               $0.00


5.     Information Concerning Amount of Controlled Liquidation Payments
                                                                                             Total Payments
                                        Amount Paid      Deficit Amount                       Through This
                                      This Due Period   This Due Period                        Due Period
       Series 1995-2                            $0.00             $0.00                               $0.00


6.     Information Concerning the Series Interest Funding Accounts ("SIFA")

                                                      Deposits Into the
                                                         SIFAs This
                                                         Due Period                            SIFA Balance
       Series 1995-2                                      $2,877,194.17                               $0.00


7.     Pool Factors                                                                         This Due Period
       Class A                                                                                   1.00000000

       Class B                                                                                   1.00000000


8.     Investor Charged-Off Amount
                                                                                           Cumulative
                                                                                       Investor Charged-Off
                                                        This Due Period                       Amount
       (a)Group One                                     $100,561,910.37                               $0.00

       (b)Group Two                                      $16,208,601.69                               $0.00

       (c)Series 1995-2                                   $3,349,865.60                               $0.00

       (d)Class A                                         $3,178,415.79                               $0.00

          Class B                                           $171,449.81                               $0.00


9.     Investor Losses This Due Period
                                                                                            Per $1,000 of
                                                                                          Original Invested
                                                                  Total                       Principal
       (a)Group One                                               $0.00                               $0.00

       (b)Group Two                                               $0.00                               $0.00

       (c)Series 1995-2                                           $0.00                               $0.00

       (d)Class A                                                 $0.00                               $0.00

          Class B                                                 $0.00                               $0.00

10.    Reimbursement of Investor Losses This Due Period

                                                                                            Per $1,000 of
                                                                                          Original Invested
                                                                  Total                       Principal
       (a)Group One                                               $0.00                               $0.00

       (b)Group Two                                               $0.00                               $0.00

       (c)Series 1995-2                                           $0.00                               $0.00

       (d)Class A                                                 $0.00                               $0.00

          Class B                                                 $0.00                               $0.00


11.    Aggregate Amount of Unreimbursed Investor Losses
                                                                                            Per $1,000 of
                                                                                          Original Invested
                                                                  Total                       Principal
       (a)Group One                                               $0.00                               $0.00

       (b)Group Two                                               $0.00                               $0.00

       (c)Series 1995-2                                           $0.00                               $0.00

       (d)Class A                                                 $0.00                               $0.00

          Class B                                                 $0.00                               $0.00


12.    Investor Monthly Servicing Fee Payable at the end of the Due Period
       (a)Group One                                                                          $26,375,787.22

       (b)Group Two                                                                           $4,250,000.00

       (c)Series 1995-2                                                                         $877,193.33

       (d)Class A                                                                               $833,333.33

          Class B                                                                                $43,860.00


13.    Class Available Subordinated Amount at the end of the Due Period
                                                                                            As a Percentage
                                                                                              of Class A
                                                                  Total                     Invested Amount
       Series 1995-2 Class B                             $34,210,540.00                              6.8421%


14.    Total Available Credit Enhancement Amounts
                                                          Shared Amount                      Class B Amount
       Maximum Amount                                             $0.00                      $15,789,480.00

       Available Amount                                           $0.00                      $15,789,480.00

       Amount of Drawings on Credit Enhancement
         for this Due Period                                      $0.00                               $0.00

15.    Delinquency Summary

       End of Due Period Master Trust Receivables Outstanding $23,730,662,810.60

                                    Delinquent Amount            Percentage of Ending
       Payment Status               Ending Balance              Receivables Outstanding
       30-59 days                     $630,971,468.44                  2.66%

       60-179 days                  $1,084,269,351.39                  4.57%


                                            U.S. BANK NATIONAL ASSOCIATION
                                            as Trustee


                                            BY: ____________________________

                                            Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1995-2 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

            The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of August 1, 1995 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1995-2 Master Trust Certificates for the Distribution Date occurring on August 17, 1998:


1.    Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.    The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.    The aggregate amount of Collections processed during the related Due
      Period is equal to                                                                  $3,469,310,263.63

4.    The aggregate amount of Class A Principal Collections processed during the
      related Due Period is equal to                                                         $75,526,308.19

5.    The aggregate amount of Class A Finance Charge Collections processed
      during the related Due Period is equal to                                               $8,084,069.16

6a.   The aggregate amount of Class A Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                              $0.00

6b.   The aggregate amount of Class A Additional Funds for this Distribution
      date is equal to                                                                                $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)   with respect to the Class A Required Amount Shortfall                                     $0.00
            is equal to

      (b)   with respect to the Class A Cumulative Investor Charged-Off                               $0.00
            Amount is equal to

      (c)   with respect to the Class A Investor Interest is equal to                                 $0.00

8.    The sum of all amounts payable to the Class A Certificateholders on the
      current Distribution Date is equal to                                                  $16,375,000.02

9.    The aggregate amount of Class B Principal Collections processed during the
      related Due Period is equal to                                                          $4,074,033.22

10.   The aggregate amount of Class B Finance Charge Collections processed
      during the related Due Period is equal to                                                 $436,070.12

11a.  The aggregate amount of Class B Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                              $0.00

11b.  The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                                $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)   with respect to the Class B Required Amount Shortfall                                     $0.00
            is equal to

      (b)   with respect to the Class B Cumulative Investor Charged-Off                               $0.00
            Amount is equal to

      (c)   with respect to the Class B Investor Interest is equal to                                 $0.00

13.   The sum of all amounts payable to the Class B Certificateholders on the
      current Distribution Date is equal to                                                     $888,165.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.


      IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of August, 1998.



                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:_________________________
                                Vice President, Chief Accounting Officer,
                                and Treasurer